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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 6, 2001

THE DOW CHEMICAL COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-3433 (Commission file number)	38-1285128 (I.R.S. Employer Identification No.)

2030 DOW CENTER, MIDLAND, MICHIGAN 48674
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 517-636-1000
Effective April 7, 2001, the area code for Midland, Michigan will change from 517 to 989.

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Item 7. Financial Statements and Exhibits.

    This Current Report on Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed by The Dow Chemical Company on February 20, 2001, describing the merger with Union Carbide Corporation.

  (a)
  Financial statements of businesses acquired.

    The financial statements of businesses acquired are incorporated herein by reference to the financial statements, including notes to financial statements, contained in the Union Carbide Corporation Annual Report on Form 10-K for the year ended December 31, 2000, filed with the U.S. Securities and Exchange Commission on March 8, 2001.

  (b)
  Pro forma financial information.

    The following describes the pro forma effect of the merger of The Dow Chemical Company and Union Carbide Corporation as required pursuant to Article 11 of Regulation S-X.

Unaudited Pro Forma Combined Condensed Financial Information

    The following describes the pro forma effect of the merger on the historical condensed statements of income for the years ended December 31, 2000, 1999 and 1998 and the historical condensed balance sheet as of December 31, 2000 of The Dow Chemical Company and Union Carbide Corporation under the assumptions and adjustments described below.

    The pro forma adjustments reflect the application of the pooling of interests method of accounting for a business combination. The unaudited pro forma combined condensed financial information and the accompanying notes should be read in conjunction with the historical financial statements and related notes of Union Carbide Corporation (incorporated by reference in this Current Report on Form 8-K/A) and The Dow Chemical Company.

    The unaudited pro forma combined condensed financial information is provided for informational purposes only and does not purport to represent what the combined financial position and results of operations would actually have been had the merger and other pro forma adjustments in fact occurred at the dates indicated. The following unaudited pro forma combined condensed statements of income and unaudited pro forma combined condensed balance sheet illustrate the estimated effects of the merger as if that transaction had occurred for the statements of income as of January 1, 1998 and for the balance sheet as of December 31, 2000. The unaudited pro forma combined condensed statements of income do not include the impact of all the nonrecurring charges or credits directly attributable to the transaction.

    For financial accounting purposes, the merger has been accounted for using the pooling of interests method of accounting. Accordingly, the recorded historical cost basis of the assets and liabilities of The Dow Chemical Company and Union Carbide Corporation have been carried forward to the combined company and the historical results of operations of the separate companies for all fiscal years before the merger have been combined. No adjustments have been made to the historical financial statements of The Dow Chemical Company or Union Carbide Corporation to conform the accounting policies of the combining companies as the nature and amounts of such adjustments are not significant. In addition, no adjustments have been made in the unaudited pro forma combined condensed financial information for transactions between The Dow Chemical Company and Union Carbide Corporation as such transactions were determined to be immaterial.

Unaudited Pro Forma Combined Condensed Balance Sheet
December 31, 2000
(in millions)

	The Dow Chemical Company	Union Carbide Corporation	Merger Pro Forma Adjustments		Combined Pro Forma

Assets
Current Assets
Cash and cash equivalents	$215	$63	$(51	)(1)	$227
Accounts and notes receivable	5,385	1,034	—		6,419
Inventories	3,463	750	—		4,213
Other current assets	197	329	(113	)(2)	413

Total current assets	9,260	2,176	(164)		11,272

Investments
Investment in nonconsolidated affiliates	1,088	1,008	—		2,096
Other investments and noncurrent receivables	2,951	97	154	(2)	3,202

Total investments	4,039	1,105	154		5,298

Net Property	9,190	4,521	—		13,711

Total Other Assets	5,156	544	(67	)(1)	5,592
			(41	)(2)

Total Assets	$27,645	$8,346	$(118)		$35,873

Liabilities and Stockholders' Equity

Current Liabilities
Notes payable and long-term debt due within one year	$1,659	$1,178	—		$2,837
Accounts payable	3,799	342	$428	(2)	4,569
Other current liabilities	2,415	780	(428	)(2)	2,767

Total current liabilities	7,873	2,300	—		10,173

Long-Term Debt	4,865	1,748	—		6,613

Other Noncurrent Liabilities
Deferred income tax liabilities — noncurrent	887	—	278	(2)	1,165
Pension and other postretirement benefits — noncurrent	1,746	434	58	(2)	2,238
Other noncurrent obligations	2,178	1,170	(336	)(2)	3,012

Total other noncurrent liabilities	4,811	1,604	—		6,415

Minority Interest in Subsidiaries	410	40	—		450

Preferred Securities of Subsidiary	500	—	—		500

Stockholders' Equity
Common stock	2,453	159	(159	)(3)	2,453
Additional paid-in capital	16	217	(233	)(3)	—
Unearned ESOP shares	(53)	(50)	—		(103)
Retained earnings	14,071	3,572	(4,968	)(3)	12,557
			(118	)(1)
Accumulated other comprehensive loss	(336)	(224)	—		(560)
Treasury stock at cost	(6,965)	(1,020)	5,360	(3)	(2,625)

Net stockholders' equity	9,186	2,654	(118)		11,722

Total Liabilities and Stockholders' Equity	$27,645	$8,346	$(118)		$35,873

Unaudited Pro Forma Combined Condensed Statement of Income (5)
For the Year Ended December 31, 2000
(in millions, except per share data)

	The Dow Chemical Company	Union Carbide Corporation	Merger Pro Forma Adjustments	Combined Pro Forma

Net Sales	$23,008	$6,526	—	$29,534

Cost of sales	18,262	5,531	$338 (2)	24,131
Research and development expenses	892	152	75 (2)	1,119
Selling, general and administrative expenses	1,582	247	(4)(2)	1,825
Amortization of intangibles	125	—	14 (2)	139
Depreciation and amortization	—	423	(423)(2)	—
Purchased in-process research and development charges	6	—	—	6
Insurance and finance company operations, pretax income	68	—	17 (2)	85
Partnership loss	—	(40)	40 (2)	—
Equity in earnings of nonconsolidated affiliates	271	123	(40)(2)	354
Sundry income — net	309	87	(44)(2)	352

Earnings before Interest, Income Taxes and Minority Interests	2,789	343	(27)	3,105

Interest income	119	—	27 (2)	146
Interest expense and amortization of debt discount	507	158	—	665

Income before Income Taxes and Minority Interests	2,401	185	—	2,586

Provision for income taxes	823	16	—	839
Minority interests' share in income	65	7	—	72

Net Income Available for Common Stockholders	$1,513	$162	—	$1,675

Share Data
Earnings per common share — basic	$2.24	$1.20	(4)	$1.88
Earnings per common share — diluted	$2.22	$1.18	(4)	$1.85
Weighted-average common shares outstanding — basic	676.0	134.8	(4)	893.2
Weighted-average common shares outstanding — diluted	683.0	137.5	(4)	904.5

Unaudited Pro Forma Combined Condensed Statement of Income (5)
For the Year Ended December 31, 1999
(in millions, except per share data)

	The Dow Chemical Company	Union Carbide Corporation	Merger Pro Forma Adjustments		Combined Pro Forma

Net Sales	$19,989	$5,870	—		$25,859

Cost of sales	15,362	4,609	$329	(2)	20,300
Research and development expenses	845	154	76	(2)	1,075
Selling, general and administrative expenses	1,530	257	(11	)(2)	1,776
Amortization of intangibles	146	—	14	(2)	160
Depreciation and amortization	—	408	(408	)(2)	—
Purchased in-process research and development charges	6	—	—		6
Special charges	94	—	—		94
Insurance and finance company operations, pretax income	127	—	23	(2)	150
Partnership income	—	11	(11	)(2)	—
Equity in earnings of nonconsolidated affiliates	82	2	11	(2)	95
Sundry income — net	261	102	(34	)(2)	329

Earnings before Interest, Income Taxes and Minority Interests	2,476	557	(11)		3,022

Interest income	121	—	11	(2)	132
Interest expense and amortization of debt discount	431	133	—		564

Income before Income Taxes and Minority Interests	2,166	424	—		2,590

Provision for income taxes	766	108	—		874
Minority interests' share in income	69	5	—		74
Preferred stock dividends	5	—	—		5

Income before Cumulative Effect of Change in Accounting Principle	1,326	311	—		1,637

Cumulative effect of change in accounting principle	—	(20)	—		(20)

Net Income Available for Common Stockholders	$1,326	$291	—		$1,617

Share Data
Earnings before cumulative effect of change in accounting principle per common share — basic	$2.01	$2.33		(4)	$1.87
Earnings per common share — basic	$2.01	$2.18		(4)	$1.85
Earnings before cumulative effect of change in accounting principle per common share — diluted	$1.98	$2.27		(4)	$1.84
Earnings per common share — diluted	$1.98	$2.13		(4)	$1.82
Weighted-average common shares outstanding — basic	660.2	133.3		(4)	874.9
Weighted-average common shares outstanding — diluted	673.3	136.7		(4)	893.5

Unaudited Pro Forma Combined Condensed Statement of Income (5)
For the Year Ended December 31, 1998
(in millions, except per share data)

	The Dow Chemical Company	Union Carbide Corporation	Merger Pro Forma Adjustments		Combined Pro Forma

Net Sales	$19,442	$5,659	—		$25,101

Cost of sales	14,800	4,294	$301	(2)	19,395
Research and development expenses	807	143	76	(2)	1,026
Selling, general and administrative expenses	1,666	304	(6	)(2)	1,964
Amortization of intangibles	88	—	18	(2)	106
Depreciation and amortization	—	389	(389	)(2)	—
Purchased in-process research and development charges	349	—	—		349
Special charges	458	—	—		458
Insurance and finance company operations, pretax income	112	—	12	(2)	124
Partnership income	—	33	(33	)(2)	—
Equity in earnings (losses) of nonconsolidated affiliates	64	(66)	33	(2)	31
Sundry income — net	916	241	(22	)(2)	1,135

Earnings before Interest, Income Taxes and Minority Interests	2,366	737	(10)		3,093

Interest income	139	—	10	(2)	149
Interest expense and amortization of debt discount	493	114	—		607

Income before Income Taxes and Minority Interests	2,012	623	—		2,635

Provision for income taxes	685	217	—		902
Minority interests' share in income	17	3	—		20
Preferred stock dividends	6	—	—		6

Net Income Available for Common Stockholders	$1,304	$403	—		$1,707

Share Data
Earnings per common share — basic	$1.94	$2.98		(4)	$1.92
Earnings per common share — diluted	$1.92	$2.91		(4)	$1.89
Weighted-average common shares outstanding — basic	670.6	135.0		(4)	888.1
Weighted-average common shares outstanding — diluted	681.8	138.4		(4)	904.8

Notes to Unaudited Pro Forma Combined Condensed Financial Information

(in millions, except per share amounts)

(1)
The Dow Chemical Company (Dow) and Union Carbide Corporation (Union Carbide) estimate they will incur direct transaction costs of approximately $118 (pretax) associated with the merger. These costs consist primarily of investment banking, legal and accounting fees. At December 31, 2000, $67 had been incurred and deferred. The unaudited pro forma combined condensed balance sheet reflects the transaction costs as if they had been paid in total as of the end of 2000.

(2)
Adjustments reflect a reclassification of Union Carbide's reported amounts of depreciation; certain selling, general and administrative expenses; amortization of intangibles; partnership income; interest income; insurance and finance company operations pretax income; prepaid expenses; noncurrent receivables; accounts payable; pension and other post retirement liabilities; and deferred tax liabilities to conform to Dow's presentation.

(3)
Adjustments for the issuance of 218.4 million shares of Dow common stock to effect the exchange of Union Carbide common stock at the exchange ratio of 1.611 shares of Dow common stock for each share of Union Carbide common stock, and for the retirement of Union Carbide common stock held in treasury. For accounting purposes, the Dow common shares held in treasury issued to effect the pooling of interest are first treated as though the shares of stock are retired and then reissued. The cost basis of the retired Dow common stock held in treasury is $4,340 and the cost basis of Union Carbide treasury stock as of December 31, 2000 is $1,020. The cost of the retired treasury stock in excess of the additional paid-in capital balance is recorded as an adjustment to retained earnings.

(4)
The pro forma combined per share amounts and weighted-average common shares outstanding reflect the combined weighted-average of Dow and Union Carbide common shares outstanding for all periods presented, after adjusting the number of Union Carbide common shares to reflect the exchange ratio of 1.611 shares of Dow common stock for each share of Union Carbide common stock. Share data has also been adjusted to reflect the three-for-one split of Dow's common stock on June 16, 2000.

(5)
As noted in Dow's Form S-4 registration statement filed with the U.S. Securities and Exchange Commission (SEC) on October 5, 1999, and Dow's Annual Report on Form 10-K filed with the SEC on March 9, 2001, it is expected that the combined company will incur a one-time charge for severance and other restructuring costs. On March 29, 2001, Dow's management made certain decisions relative to employment levels, duplicate facilities and excess capacity resulting from the merger. The magnitude of these costs is currently being determined and will be included in the financial results for the first quarter of 2001. These costs were not reflected in the unaudited pro forma combined condensed statements of income.

(c)
Exhibits.

See Exhibit Index below for exhibits filed with the Current Report on Form 8-K/A

Signature

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE DOW CHEMICAL COMPANY Registrant
/s/ FRANK H. BROD Frank H. Brod Vice President and Controller

Date: April 4, 2001

Exhibit Index

Exhibit No.
23	Independent Auditors' Consent.

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Unaudited Pro Forma Combined Condensed Financial Information
Unaudited Pro Forma Combined Condensed Balance Sheet December 31, 2000 (in millions)
Unaudited Pro Forma Combined Condensed Statement of Income (5) For the Year Ended December 31, 2000 (in millions, except per share data)
Unaudited Pro Forma Combined Condensed Statement of Income (5) For the Year Ended December 31, 1999 (in millions, except per share data)
Unaudited Pro Forma Combined Condensed Statement of Income (5) For the Year Ended December 31, 1998 (in millions, except per share data)
Notes to Unaudited Pro Forma Combined Condensed Financial Information (in millions, except per share amounts)
Signature
Exhibit Index